UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 6, 2024

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 661-248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2024, Allen E. Lyda, Executive Vice President, Chief Operating Officer, Assistant Secretary and Assistant Treasurer, notified Tejon Ranch Co. (the “Company”) that he will retire effective March 1, 2025. Mr. Lyda has served the Company in numerous leadership roles for nearly 35 years, since first being hired in April 1990, including as Chief Financial Officer between 1999 and 2023.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

(99.1)	Letter from Allen E. Lyda, dated December 6, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2024	TEJON RANCH CO.

	By:	/S/ Michael R.W. Houston
	Name:	Michael R.W. Houston
	Title:	Senior Vice President, General Counsel & Secretary

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